Exhibit 10.3

[Execution]

AMENDMENT NO. 7 TO CREDIT AGREEMENT

AMENDMENT NO. 7 TO CREDIT AGREEMENT, dated as of November 17, 2014 (this “Amendment No. 7”), is by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, and any replacement, in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Colt Defense LLC, a Delaware limited liability company (“Colt Defense”), Colt Canada Corporation, a Nova Scotia corporation (“Colt Canada”), Colt’s Manufacturing Company LLC, a Delaware limited liability company (“CMC” and together with Colt Defense and Colt Canada, each individually, a “Borrower” and collectively, “Borrowers”), New Colt Holding Corp., a Delaware corporation (“New Colt”), Colt Finance Corp., a Delaware corporation (“Colt Finance”), Colt Defense Technical Services LLC, a Delaware limited liability company (“CDTS”) and Colt International Coöperatief U.A., a cooperative formed under Dutch law (“Dutch Holdings” and, together with New Colt, Colt Finance and CDTS, each individually a “Guarantor” and collectively, “Guarantors”).  All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors are parties to financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated as of September 29, 2011 by and among Agent, Lenders, Borrowers and the guarantors party thereto, as amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of February 24, 2012, Amendment No. 2 to Credit Agreement and Consent, dated as of March 22, 2013, Amendment No. 3 to Credit Agreement and Consent, dated as of June 19, 2013, Amendment No. 4 to Credit Agreement, dated as of July 12, 2013 (as amended by the First Amendment to Amendment No. 4 to Credit Agreement, dated as of October 4, 2013, Second Amendment to Amendment No. 4 to Credit Agreement, dated as of January 31, 2014, and Third Amendment to Amendment No. 4 to Credit Agreement, dated as of April 30, 2014), Amendment No. 5 to Credit Agreement and Extension, dated as of August 5, 2014, and Amendment No. 6 to Credit Agreement and Extension, dated as of November 12, 2014 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, the Loan Parties have advised that Parent and certain of its affiliates will receive a term loan from the lenders under the Term Loan Agreement in the principal amount of $70,000,000 on the terms and conditions set forth in the Term Loan Agreement, dated as of the date hereof, among Parent, certain affiliates of Parent, the lenders party thereto and Wilmington Savings Fund Society, FSB, as agent;

WHEREAS, the Loan Parties have further advised that they intend to incur certain Indebtedness and use the proceeds thereof to refinance all of the Indebtedness arising under or in connection with the Term Loan Agreement, dated as of July 12, 2013, by and among Cortland

Capital Market Services LLC, as agent, the lenders party thereto, and Parent and certain of its affiliates (as amended or modified prior to the date hereof, the “Existing Term Loan Facility”);

WHEREAS, in connection with the foregoing, Borrowers and Guarantors have requested that certain amendments be made to the Credit Agreement and Agent and Lenders are willing to make such amendments, subject to the terms and subject to the conditions contained herein; and

WHEREAS, by this Amendment No. 7 Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.                        Definitions.

(a)                       Additional Definitions.  Schedule 1.1 of the Credit Agreement is hereby amended to include, in addition and not in limitation, each of the following definitions:

(i)             “Amendment No. 7” shall mean Amendment No. 7 to Credit Agreement by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(ii)          “Amendment No. 7 Effective Date” shall mean the date on which all conditions precedent to the effectiveness of Amendment No. 7 have been satisfied or waived.

(iii)       “Availability Block” has the meaning specified therefor in the definition of Cash Dominion Period.

(iv)      “Closing Date Transactions” shall mean, collectively, the transactions contemplated by the Loan Documents and the Term Loan Documents, as amended in connection with each of the foregoing.

(v)         “Term Loan Debt Amount” shall mean $70,000,000; provided, that, the Term Loan Debt Amount may be increased to an amount not in excess of $105,000,000 if and to the extent that, as of the date of such increase and immediately after giving effect thereto, the Loan Parties are in compliance with the terms of Section 6.14 hereof.

(b)                       Amendments to Definitions.

(i)             Canadian Excess Availability.  The definition of “Canadian Excess Availability” is hereby amended by deleting the phrase “a Compliance Period,”.

(ii)          Cash Dominion Period.  The definition of “Cash Dominion Period” in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following: “(b) commencing on the date that

Excess Availability, after deducting therefrom the amount set forth in Section 7(a) of this Agreement (the “Availability Block”), is less than $1,000,000 and ending on the date that Excess Availability, after deducting therefrom the Availability Block, has been greater than $1,000,000 for any consecutive sixty (60) day period thereafter; provided, that, a Cash Dominion Period may not end as contemplated by this clause (b) more than two (2) times during the term of this Agreement.”

(iii)       Compliance Period.  The definition of “Compliance Period” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety.

(iv)      Intercreditor Agreement.  The definition of “Intercreditor Agreement” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 17, 2014, by and between Agent and Term Loan Agent, as acknowledged and agreed to by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(v)         Permitted Indebtedness.  The definition of “Permitted Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended by (a) deleting “$50,000,000” from clause (w) thereof and replacing it with “the Term Loan Debt Amount”, and (b) deleting the comma appearing at the end of clause (p) thereof and replacing it with following:

“; provided, however, that for purposes of Refinancing Indebtedness pursuant to this clause (p): (x) to the extent the Borrowers determine to grant a Lien to the holders of such Refinancing Indebtedness, (A) clause (h) of the definition of Refinancing Indebtedness shall not apply, (B) the Lien securing such Refinancing Indebtedness shall have a priority junior to the Lien securing the Obligations and (C) such Refinancing Indebtedness shall be subject to an intercreditor agreement in form and substance satisfactory to the Agent and the Required Lenders in their sole discretion (it being understood that such intercreditor agreement shall include a provision that results in all payments on account of such Refinancing Indebtedness being “last out” or subject to turnover to the Lenders until such time as the Obligations have been paid in full in cash; and (y) to the extent the Borrowers determine not to grant a Lien to the holders of such Indebtedness, the Refinancing Indebtedness shall have a cash interest expense that is less than or equal to the cash interest expense of the Indebtedness being refinanced; together with reasonably detailed supporting calculations, as to the satisfaction clauses (x) and (y) of the immediately preceding proviso.”

(vi)                              Permitted Liens.  The definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended by (a) deleting “and” appearing at the end of clause (aa) thereof, (b) deleting the period appearing at the end of clause (bb) thereof and replacing it with “, and” and (c) adding the following at the end of such definition:

“(cc)                      any Lien securing Indebtedness permitted by clause (p)(x) of the definition of “Permitted Indebtedness”; provided, that, such Lien satisfies the criteria specified in such clause.”

(vii)                           Senior Note Indenture Secured Debt Cap.  The definition of “Senior Note Indenture Secured Debt Cap” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Senior Note Indenture Secured Debt Cap” means, on any date, the maximum principal amount of all Advances, Swing Loans, Letter of Credit Usage, Overadvances, Term Loan Debt and any other Indebtedness permitted under clause (f) of the definition of Permitted Indebtedness which is permitted to be incurred by the Loan Parties and remain outstanding on a fully secured basis as to the assets of the Loan Parties pursuant to the Senior Note Indenture or under any agreement governing or evidencing any Refinancing Indebtedness in respect of Indebtedness under the Senior Note Indenture.

(viii)                        Solvent.  The definition of “Solvent” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Solvent” means, at any time with respect to any Person, that at such time such Person is able to pay its debts as they become due in the ordinary course.

(ix)                              Term Loan Agent.  The definition of “Term Loan Agent” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “Cortland Capital Market Services LLC” therein and replacing it with “Wilmington Savings Fund Society, FSB”.

(x)                                 Term Loan Agreement.  The definition of “Term Loan Agreement” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “July 12, 2013” and replacing it with “November 17, 2014”.

(xi)                              US Excess Availability.  The definition of “US Excess Availability is hereby amended by deleting the phrase “a Compliance Period,”.

(c)                        Interpretation.  For purposes of this Amendment No. 7, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 7.

2.                        Fees.  Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)                            Early Termination Fee.  In consideration of the agreements set forth in Amendment No. 7, if for any reason this Agreement is terminated on or prior to the first anniversary of the Amendment No. 7 Effective Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lenders’ lost profits as a result thereof, Borrowers shall pay to Agent, for the ratable account of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to $750,000.  Such early termination fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination and each Borrower agrees that it is reasonable under the circumstances currently existing (including, but not limited to, the borrowings that are reasonably expected by Borrowers hereunder and the interest, fees and other charges that are reasonably expected to be received by Lenders hereunder).  In addition, Lenders shall be entitled to such early termination fee in the event that Lenders elect to provide financing to Borrowers or permit the use of cash collateral under the Bankruptcy Code or other bankruptcy laws.”

3.                        Solvency.  Section 4.10 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“4.10                  Solvency.

Based on reasonable assumptions and plans, after giving effect to the Closing Date Transactions, the Loan Parties, on a consolidated basis, are Solvent.”

4.                        Certain Payments of Debts and Amendments.  Section 6.7(a)(i)(B) of the Credit Agreement is hereby amended by deleting the phrase “Amendment No. 4 Effective Date” and replacing it with “Amendment No. 7 Effective Date”.

5.                        Senior Note Indenture Secured Debt Cap.  Section 6.15 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“6.15                  Senior Note Indenture Secured Debt Cap.

(a)                                 Incur or suffer to exist any Indebtedness (under and as defined in the Senior Note Indenture) pursuant to Section 3.2(b)(1) of the Senior Note Indenture other than (i) Indebtedness under this Agreement and the other Loan Documents and (ii) Indebtedness under the Term Loan Agreement and the other Term Loan Documents and any Refinancing Indebtedness in respect of such Indebtedness.

(b)                                 Permit the amount of the Senior Note Indenture Secured Debt Cap at any time to be less than the sum of the aggregate outstanding principal amount of the loans under the Term Loan Agreement, plus the Maximum Revolver Amount, plus the aggregate outstanding principal amount of Indebtedness permitted under clause (x) of the definition of Permitted Indebtedness.”

6.                        Financial Covenants.  Section 7(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)                           Minimum Excess Availability.  Excess Availability shall at all times be no less than $7,500,000.”

7.                        Compliance Certificate.  Paragraph 5 of the Form of Compliance Certificate (Exhibit C-1 to the Credit Agreement) is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

“5.                                Attached hereto on Schedule 3 hereto are the calculation used in calculating the Fixed Charge Coverage Ratio of Parent and its Subsidiaries (on a consolidated basis) for the most recently ended period of four consecutive fiscal quarters.”

8.                        Commitments.  Schedule C-1 to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Annex A hereto.

9.                        Covenants.

(a)                                 The Loan Parties shall continue to retain Calibre Group LLC, on terms and conditions satisfactory to Agent, until such time as the Senior Notes have been refinanced or restructured in a manner satisfactory to Agent.

(b)                                 Within ninety (90) days after the Amendment No. 7 Effective Date (or such later date as Agent may agree in writing), each Loan Party shall establish and maintain its cash management system with Wells Fargo, or, in the case of accounts maintained in Canada, a bank reasonably satisfactory to Wells Fargo, and shall enter into Controlled Account Agreements with Agent, Term Loan Agent and Wells Fargo (or such other bank reasonably satisfactory to Wells Fargo), in form and substance reasonably acceptable to Agent, in each case other than Excluded Accounts (as defined in the Security Agreement or the Canadian Security Agreement, as applicable).  Notwithstanding anything to the contrary in the Loan Documents, the Loan Parties hereby agree that the failure to comply with this Section 9 shall constitute an immediate Event of Default.

10.                 Representations and Warranties.  Each Borrower and Guarantor (collectively, “Loan Parties” and each, a “Loan Party”), jointly and severally, hereby represents and warrants to Lender Group as follows:

(a)                       This Amendment No. 7 and each of the documents, instruments and agreements executed and delivered in connection herewith (collectively, with this Amendment No. 7, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action of each Loan Party party hereto and thereto and constitutes the legal, valid and binding obligations of each such Loan Party party thereto enforceable against each Loan Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws relating to or limiting creditors’ rights generally;

(b)                       The execution, delivery, and performance by each Loan Party of this Amendment and each other Amendment Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect where the failure to obtain the foregoing has or could reasonably be expected to have a Material Adverse Change;

(c)                        As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment No. 7 and each other Amendment Document to which it is a party and the transactions contemplated hereby and thereby do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, where such violation has or could reasonably be expected to have a Material Adverse Change, (ii) violate any provisions of the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default has or could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holders of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Change;

(d)                       No Default or Event of Default has occurred and is continuing; and

(e)                        After giving effect to the transaction contemplated to occur on the Amendment No. 7 Effective Date (including, without limitation, the making of the loans under the Term Loan Agreement), the Senior Note Indenture Secured Debt Cap exceeds the sum of the Maximum Revolver Amount plus the outstanding principal of the loans under the Term Loan Agreement.

11.                 Amendment Fee.  In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Credit Agreement and the other Loan Documents, Borrowers shall pay to Agent, for the ratable benefit of Lenders, an amendment fee of $100,000, which amount is fully earned and payable on the Amendment No. 7 Effective Date and may be charged directly to any loan account(s) of Borrowers maintained by Agent.

12.                 Conditions Precedent.  This Amendment No. 7 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:

(a)                       Agent shall have received counterparts of this Amendment No. 7, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

(b)                       Agent shall have received, in form and substance reasonably satisfactory to Agent, true, correct and complete copies of all Term Loan Documents, as duly authorized, executed and delivered by the parties thereto;

(c)                        Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 7, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent;

(d)                       Agent shall have received, in form and substance reasonably satisfactory to Agent, true, correct and complete copies of the Intercreditor Agreement, duly executed by Term Loan Agent and as acknowledged and consented to by Borrowers and Guarantors;

(e)                        Agent shall have received, in form and substance reasonably satisfactory to Agent, Certificates from the Secretary or similar officer or authorized representative of each Borrower and Guarantor (i) attesting to (among other things) the resolutions of such Borrower’s or Guarantor’s Board of Directors or other governing board authorizing its execution, delivery and performance of the Amendment Documents to which it is a party and the transactions contemplated thereby, (ii) to the extent applicable, authorizing specific officers of such Borrower or Guarantor to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers or authorized representatives of such Borrower or Guarantor;

(f)                         Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, of the closing of the transactions contemplated by the Term Loan Agreement, resulting in the receipt by Borrowers of net cash proceeds of the loans thereunder of not less than $70,000,000;

(g)                        Agent shall have received, in form and substance reasonably satisfactory to Agent, duly executed payoff letters and lien releases with respect to the Existing Term Loan Facility; and

(h)                       Agent shall have received in cash the amendment fee described in Section 11 hereof.

13.                 General.

(a)                       Effect of this Amendment.  Except as expressly provided herein or in the other Amendment Documents, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  On and after the Amendment No. 7 Effective Date each Amendment Document shall for all purposes constitute a Loan Document.

(b)                       Governing Law.  THE VALIDITY OF THIS AMENDMENT NO. 7, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER,

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c)                        Binding Effect.  This Amendment No. 7 and each of the other Amendment Documents, shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d)                       Counterparts, etc.  Each Amendment Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of such Amendment Document.  Any party delivering an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of such Amendment Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of such Amendment Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed and delivered by their authorized officers as of the day and year first above written.

COLT DEFENSE LLC

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT FINANCE CORP.

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

NEW COLT HOLDING CORP.

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT’S MANUFACTURING COMPANY LLC

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT DEFENSE TECHNICAL SERVICES LLC

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

[Signature Page to Amendment No. 7 to Credit Agreement]

COLT CANADA CORPORATION

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT INTERNATIONAL COÖPERATIEF U.A.

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

[Signature Page to Amendment No. 7 to Credit Agreement]

AGENT AND LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ William Williams
Name: William Williams
Title: Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/ Carmela Massari
Name: Carmela Massari
Title: Senior Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]

Annex A

to

Amendment No. 7

Schedule C-1

Commitments

1.                                      US Commitments

US Lender	US Revolver Commitment
Wells Fargo Capital Finance LLC	$33,000,000

2.                                      Canadian Commitments

Canadian Lender	Canadian Revolver Commitment(1)
Wells Fargo Capital Finance Corporation Canada	$15,000,000

(1) The Canadian Revolver Commitments of Lenders are a sublimit of the US Revolver Commitments of Lenders.